Exhibit 23.1

                          INDEPENDENT AUDITOR'S CONSENT

       We consent to the use in this Registration Statement of WaveRider Communications Inc. on Form S-2 of our report, dated February 14, 2003, appearing in the Prospectus, which is part of this Registration Statement.

       We also consent to the reference to our Firm under the captions "Experts" in such Prospectus.

/s/ Wolf & Company, P.C.
Boston, Massachusetts

August 11, 2003